UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2012

MWI VETERINARY SUPPLY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3041 W. Pasadena Dr., Boise, ID 83705
(Address of principal executive offices)   (Zip Code)

(208) 955-8930
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On September 26, 2012, the Compensation Committee of the Board of Directors of MWI Veterinary Supply, Inc. (the “Company”) approved the annual base salary and bonus opportunity for each of the members of the executive leadership team for fiscal year 2013.  The fiscal year 2013 base salary for each of the Company’s named executive officers is as follows:

Named Executive Officer	Title	FY 2013 Base Salary
James F. Cleary	President and Chief Executive Officer	$386,857
Mary Patricia B. Thompson	Senior Vice President of Finance and Administration, Chief Financial Officer	$216,340
Jeffrey J. Danielson	Vice President of Sales	$167,463
John J. Francis	Vice President and General Manager, Specialty Resources Group	$163,710

The Compensation Committee also established the maximum bonus opportunity for each of the members of the executive leadership team of the Company.  The maximum bonus opportunity for fiscal year 2013 is 110% of base salary for Mr. Cleary and Ms. Thompson and 70% of base salary for Mr. Danielson and Mr. Francis.  Each executive officer will only receive payment of a bonus for fiscal year 2013 if financial performance targets based on the Company’s budget are achieved.

On September 26, 2012, the Compensation Committee also approved grants of restricted stock of 3,500 shares each to Mr. Cleary and Ms. Thompson and 1,750 shares each to Mr. Danielson and Mr. Francis.  All of the grants of restricted stock were 20 percent vested on the date of grant and will vest an additional 20 percent per year over a four-year period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: October 2, 2012	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration and Chief Financial Officer